Exhibit 99.1

For Immediate Release

For More Information Contact:
David D. Stovall, President & CEO
Habersham Bancorp
(706) 778-1000 or (800) 822-0316

Habersham Bancorp Announces Suspension of Dividend

CORNELIA, GA. (NASDAQ: HABC) November 19, 2008, David D. Stovall, President and Chief Executive Officer of Habersham Bancorp reported that the Board of Directors of Habersham Bancorp has voted to suspend regular cash dividends on its common stock for an indefinite period. Concerning the announcement, Mr. Stovall stated,” Given the current uncertainty in the economy, the board of directors and management feel it in the best interest of shareholders to retain our capital at the present time, and be better able to sustain our business through this downturn.”

Habersham Bancorp owns Habersham Bank, headquartered in Clarkesville, Georgia, with offices located in Cornelia, Baldwin, Braselton, Cleveland, Canton, Flowery Branch, Hickory Flat, Cumming, Toccoa, Eastanollee and Warrenton, Georgia.  Habersham Bancorp also owns Advantage Insurers, Inc., headquartered in Cornelia, Georgia, an insurance subsidiary of Habersham Bank.

The Company’s stock is listed on the Nasdaq Global Market under the symbol HABC.